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           MINNESOTA MUTUAL VARIABLE ANNUITY ACCOUNT - MULTI-OPTION SELECT
                             BOND SEGREGATED SUB-ACCOUNT
                               PERFORMANCE CALCULATIONS

TOTAL RETURN CALCULATIONS

Total return is the percentage change between the offering price of one accumulation unit at the beginning of a period and the redeemable value of that accumulation unit at the end of a period. A data base file is kept and updated monthly with respect to accumulation unit values. From this data base file, total return can be calculated for any specified number of periods since the segregated sub-account's date of beginning operations.

CUMULATIVE TOTAL RETURN

Cumulative total return is based on an initial $1,000 investment made on December 3, 1985. Using the accumulation unit value information attached, the cumulative total return for each type of Multi-option Select Annuity Contract without consideration of the contingent deferred sales charge at December 31, 1994 is as follows:

CUMULATIVE  = (ENDING REDEEMABLE VALUE - INITIAL AMOUNT INVESTED )   *  100
TOTAL RETURN   ----------------------------------------------------
                           INITIAL AMOUNT INVESTED

                         1,800.91 - 1,000.00  * 100 = 80.09%
                      --------------------
                            1,000.00

AVERAGE ANNUAL TOTAL RETURN

In accordance with the SEC, average annual total return (T) allocates equal value among each period (N) by comparing the initial amount invested (P) to the ending redeemable value (ERV). The formula prescribed by the SEC is as follows:
                                          N
                                   P[(1+T)  ] = ERV

Average annual total return for the period from December 3, 1985 to December 31, 1994 for each type of Multi-Option Select Annuity Contract (with and without consideration of the contingent deferred sales charge) is as follows:

FLEXIBLE AND SINGLE PAYMENT VARIABLE ANNUITY CONTRACT - INCLUDING CONTINGENT DEFERRED SALES CHARGE

                                       9.08
                $1,000.00  [(1 + .0669)     ] = $1,800.91     T =6.69%

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FLEXIBLE AND SINGLE PAYMENT VARIABLE ANNUITY CONTRACT - WITHOUT CONTINGENT
DEFERRED SALES CHARGE

                                      9.08
              $1,000.00  [( 1 + .0669)     ] = $1,800.91        T =6.69%

Average annual total return for the five-year period ending December 31, 1994 for each type of Multi-Option Select Annuity Contract (with and without consideration of the contingent deferred sales charge) is as follows:

FLEXIBLE AND SINGLE PAYMENT VARIABLE ANNUITY CONTRACT - INCLUDING CONTINGENT DEFERRED SALES CHARGE

                                      5.00
               $1,000.00  [(1 + .0537)     ] = $1,298.84       T =5.37%

FLEXIBLE AND SINGLE PAYMENT VARIABLE ANNUITY CONTRACT - WITHOUT CONTINGENT DEFERRED SALES CHARGE

                                      5.00
               $1,000.00  [(1 + .0585)     ] = $1,328.84      T = 5.85%

Average annual total return for the one-year period ending December 31, 1994 for each type of Multi-option Select Annuity Contract (with and without consideration of the contingent deferred sales charge) is as follows:

FLEXIBLE AND SINGLE PAYMENT VARIABLE ANNUITY CONTRACT - INCLUDING CONTINGENT DEFERRED SALES CHARGE

                                     1.00
              $1,000.00  [(1 - .1274)     ]  =  $872.59       T =-12.74%

FLEXIBLE AND SINGLE PAYMENT VARIABLE ANNUITY CONTRACT - WITHOUT CONTINGENT DEFERRED SALES CHARGE

                                     1.00
               $1,000.00 [(1 - .0574)     ] = $942.59         T = -5.74%

         The following information is used in the total return calculations:

                                       Accumulation
                 Date                   unit value
                 ----                   ----------

              12/03/85                 $1.010698
              12/31/89                  1.369751
              12/31/93                  1.931031
              12/31/94                  1.820179